UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers

On December 16, 2015, the Compensation and Benefits Committee of the Board of Directors of Voya Financial, Inc. (the “Company”) granted performance-based stock options (the “Options”) to its senior management including the Company’s principal executive officer, principal financial officer and other “named executive officers” (as such term is defined in Item 402 of Regulation S-K), at a strike price equal to $37.60, the closing price of Company common stock on the grant date, as reported by the New York Stock Exchange.

The Options are subject to vesting conditions based on the achievement over a four quarter period of specified levels of Ongoing Business Adjusted Operating Return on Equity, as defined and reported in the Company’s quarterly earnings releases, each of which is furnished to the SEC following the conclusion of the applicable quarter under Item 2.02 of Form 8-K. The Options generally become exercisable one year following achievement of the relevant vesting condition. In the event of a change in control of the Company, the performance conditions on vesting will be waived and the Options will become vested and exercisable on the first anniversary of the change of control (with exceptions for certain terminations of employment). The Options have a term of ten years from the grant date, but to the extent that the relevant vesting condition has not been met by December 31, 2018, any unvested Options will expire without value. The Options have been issued under the Company’s 2014 Omnibus Employee Incentive Plan (“Omnibus Plan”), and are subject to the terms and conditions of the Omnibus Plan. The form of grant agreement pursuant to which the Options have been granted (the “Grant Agreement”) is filed herewith as Exhibit 10.1 and the Omnibus Plan has been filed as Exhibit B-1 to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on June 16, 2014. Each of the Grant Agreement and Omnibus Plan are hereby incorporated by reference into this Item 5.02.

Rodney O. Martin, Jr., the Company’s Chairman and Chief Executive Officer (and principal executive officer), was granted Options with respect to 158,900 shares of the Company’s common stock; Alain M. Karaoglan, the Company’s Executive Vice President and Chief Operating Officer (and a named executive officer) was granted Options with respect to 119,200 shares of the Company’s common stock; Ewout L. Steenbergen, the Company’s Executive Vice President and Chief Financial Officer (and principal financial officer) was granted Options with respect to 119,200 shares of the Company’s common stock; Jeffrey T. Becker, the Chief Executive Officer of the Company’s Investment Management business (and a named executive officer) was granted Options with respect to 111,200 shares of the Company’s common stock; and Michael S. Smith, the Chief Executive Officer of the Company’s Insurance Solutions business (and a named executive officer) was granted Options with respect to 111,200 shares of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Option Plan Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ TREVOR OGLE
Name:	Trevor Ogle
Title:	Senior Vice President and
Deputy General Counsel

Dated: December 18, 2015